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                            FORM T-1

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                    STATEMENT OF ELIGIBILITY
           UNDER THE TRUST INDENTURE ACT OF 1939 OF A
            CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE
              ELIGIBILITY OF A TRUSTEE PURSUANT TO
                SECTION 305(b)(2)           /__/

                 ______________________________

                      THE BANK OF NEW YORK
       (Exact name of trustee as specified in its charter)


                New York                     13-5160382
         (State of incorporation          (I.R.S. employer
      if not a U.S. national bank)       identification no.)

     48 Wall Street, New York, N.Y.             10286
(Address of principal executive offices)     (Zip code)


                 ______________________________


                           PACIFICORP
       (Exact name of obligor as specified in its charter)


                 Oregon                      93-0246090
     (State or other jurisdiction of      (I.R.S. employer
     incorporation or organization)      identification no.)

         c/o RICHARD T. O'BRIEN
             Vice President
               PacifiCorp
      700 NE Multnomah, Suite 1600
            Portland, Oregon                 97232-4116
(Address of principal executive offices)     (Zip code)

                 ______________________________

            PacifiCorp Junior Subordinated Debentures
               (Title of the indenture securities)

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1.   General information.  Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

     ------------------------------------------------------------
               Name                        Address
     ------------------------------------------------------------
     Superintendent of Banks of    2 Rector Street, New York,
     the State of New York         N.Y. 10006, and Albany, N.Y.
                                   12203

     Federal Reserve Bank of       33 Liberty Plaza, New York,
     New York                      N.Y.  10045

     Federal Deposit Insurance     Washington, D.C.  20429
     Corporation

     New York Clearing House       New York, New York
     Association

     (b) Whether it is authorized to exercise corporate trust powers.

          Yes.

2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.  (See Note on page 3.)

16.  List of Exhibits.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

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     4.   A copy of the existing By-laws of the Trustee.
          (Exhibit 4 to Form T-1 filed with Registration Statement
          No. 33-31019.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.


                              NOTE

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to
Item 2, the answer to said Item is based on incomplete information.

     Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                            SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 11th day of April, 1995.

                              THE BANK OF NEW YORK



                              By:     /S/ WALTER N. GITLIN
                                  ----------------------------
                                  Name:   Walter N. Gitlin
                                  Title:  Vice President
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               Consolidated Report of Condition of

                      THE BANK OF NEW YORK

             of 48 Wall Street, New York, N.Y. 10286
             And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business
December 31, 1994, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                               Dollar Amounts
ASSETS                                           in Thousands
Cash and balances due from depository
institutions:
  Noninterest-bearing balances and
  currency and coin ..................            $ 2,715,471
  Interest-bearing balances ..........                853,709
Securities:
  Held-to-maturity securities ........              1,346,480
  Available-for-sale securities ......              1,564,425
Federal funds sold in domestic
  offices of the bank ................              5,557,770
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income .................24,091,702
  LESS: Allowance for loan and
    lease losses ..............581,958
  LESS: Allocated transfer risk
   reserve .....................31,502
  Loans and leases, net of unearned
    income, allowance, and reserve                 23,478,242
Assets held in trading accounts ......                746,396
Premises and fixed assets (including
  capitalized leases) ................                624,567
Other real estate owned ..............                 46,570
Investments in unconsolidated
  subsidiaries and associated
  companies ..........................                181,905
Customers' liability to this bank on
  acceptances outstanding ............                794,339
Intangible assets ....................                 77,527
Other assets .........................              1,300,004
                                                  ===========
Total assets .........................            $39,287,405
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LIABILITIES
Deposits:
  In domestic offices ................            $18,681,498
  Noninterest-bearing .......7,230,562
  Interest-bearing .........11,450,936
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs ...             10,611,477
  Noninterest-bearing ..........69,012
  Interest-bearing .........10,542,465
 Federal funds purchased and securities
 sold under agreements to repurchase in
 domestic offices of
  the bank and of its Edge and
  Agreement subsidiaries, and in
  IBFs:
  Federal funds purchased ............              1,033,228
  Securities sold under agreements
    to repurchase ....................                 31,875
Demand notes issued to the U.S.
  Treasury ...........................                141,663
Trading liabilities ..................                562,071
Other borrowed money:
  With original maturity of one year
    or less ..........................              1,576,410
  With original maturity of more than
    one year .........................                243,955
Bank's liability on acceptances
executed and outstanding .............                796,534
Subordinated notes and debentures ....              1,056,320
Other liabilities ....................              1,490,732
                                                   ==========
Total liabilities ....................             36,225,763
                                                   ==========

EQUITY CAPITAL
Common stock ........................                 942,284
Surplus .............................                 525,666
Undivided profits and capital
  reserves ..........................               1,654,282
Net unrealized holding gains
  (losses) on available-for-sale
  securities ........................            (    54,920)
Cumulative foreign currency
translation adjustments .............             (    5,670)
                                                  ===========
Total equity capital ................               3,061,642
                                                  ===========
Total liabilities and equity
  capital ...........................             $39,287,405
                                                  ===========


   I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                            Robert E. Keilman

   We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                       )
   Thomas A. Renyi     )
   J. Carter Bacot     )     Directors
   Alan R. Griffith    )
                       )

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